UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

SONIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma	73104
(Address of Principal Executive Offices)	(Zip Code)

(405) 225-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on January 16, 2014. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the nominees was elected a director to hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2017 or until his or her successor is elected and qualified. The voting results were as follows:

Nominee	For	Withhold Authority	Broker Non-Vote
Tony D. Bartel	47,606,654	102,859	5,285,130
Lauren R. Hobart	47,606,087	103,426	5,285,130
Jeffrey H. Schutz	47,462,752	246,761	5,285,130
Kathryn L. Taylor	47,228,486	481,027	5,285,130

Proposal 2

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
51,869,911	1,078,499	46,233	—

Proposal 3

The Board proposal seeking a non-binding advisory vote on the Company’s executive compensation was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
47,236,407	418,944	54,162	5,285,130

Proposal 4

The proposal to approve the Sonic Corp. 2006 Long-Term Incentive Plan, as amended, was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
41,781,048	5,876,084	52,381	5,285,130

Item 8.01	Other Events

On January 16, 2014, the Company issued a press release announcing that its Board of Directors has approved an increase to its share repurchase program and authorized the Company to complete such repurchases from time-to-time in the open market or otherwise, including through an accelerated share repurchase program, under the terms of a Rule 10b5-1 plan, in privately negotiated transactions or in round lot or block transactions. The Company’s press release also announced that two new directors, Tony D. Bartel and Lauren R. Hobart, were elected to the Board and two existing directors, Jeffrey H. Schutz and Kathryn L. Taylor, were re-elected to the Board at the annual shareholders meeting. The press release is attached as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	Press Release, dated January 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: January 16, 2014	By:	/s/ Stephen C. Vaughan
Stephen C. Vaughan,
Executive Vice President and Chief Financial Officer